UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2012

SKY POWER SOLUTIONS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-24459	90-0314205
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 N. Nellis Blvd., Suite A3-146, Las Vegas, NV 89110
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (702) 940-9940

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

ITEM 3.02 Unregistered Sales of Equity Securities

The following table sets forth the sales of unregistered securities since the Company’s last report filed under this item.

Date	Title and Amount	Purchaser	Principal Underwriter	Total Offering Price/Underwriting Discounts

11/1/2012	49,000,000 shares of common stock Issued in conversion of $493,920 Principal amount of debt.	Brothers Capital Corp.	NA	$0.0012600 per share/NA

11/1/2012	49,000,000 shares of common stock Issued in conversion of $493,920 Principal amount of debt.	Reliable Investments Corp.	NA	$0.0012600 per share/NA

11/1/2012	49,000,000 shares of common stock Issued in conversion of $493,920 Principal amount of debt.	Platinum Capital Holdings Corp.	NA	$0.0012600 per share/NA

11/1/2012	49,000,000 shares of common stock Issued in conversion of $493,920 Principal amount of debt.	Wazalmin Capital Corp.	NA	$0.0012600 per share/NA

11/1/2012	49,000,000 shares of common stock Issued in conversion of $493,920 Principal amount of debt.	Nexium Financial Inc.	NA	$0.0012600 per share/NA

11/1/2012	49,000,000 shares of common stock Issued in conversion of $493,920 Principal amount of debt.	Artic Orchards LTD.	NA	$0.0012600 per share/NA

11/1/2012	49,000,000 shares of common stock Issued in conversion of $493,920 Principal amount of debt.	SSR Investments Corp.	NA	$0.0012600 per share/NA

11/1/2012	24,500,000 shares of common stock Issued in conversion of $493,920 Principal amount of debt.	ALG Financial LLC.	NA	$0.0012600 per share/NA

11/1/2012	24,500,000 shares of common stock Issued in conversion of $493,920 Principal amount of debt.	Kisumu SA	NA	$0.0012600 per share/NA

(1)
The issuances to lenders, consultants and investors are viewed by the Company as exempt from registration under the Securities Act of 1933, as amended (“Securities Act”),  alternatively, as transactions either not involving any public offering, or as exempt under the provisions of Regulation D, Regulation S or Rule 701 promulgated by the SEC under the Securities Act.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1943, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKY POWER SOLUTIONS CORP.

Dated: November 2, 2012	By:	/s/ Liudmila Voinarovska
Liudmila Voinarovska, President